LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS,that I,SANDRA J. BRICKER of 54 Farmview Ln.,Lititz,PA , have made, constituted, and appointed, and do hereby make, constitute, and appoint
PATRICIA E. HOCH and RICHARD A. SOULIES, or either of them, my true and lawful attorney-in-fact for me and in my name and on my behalf to do and perform all matters and things required of me under the Securities Exchange Act of 1934 or any regulations promulgated pursuant thereto,including the completion, signing, and filing on my behalf of Form 3,Form 4, and Form 5 with the Securities and Exchange Commission.This Power of Attorney shall remain in effect for as long as the undersigned is subject to the reporting requirements of  section 16.

This Power of Attorney shall not be affected by any disability on my behalf, including the event that I become incompetent to handle my affairs.

IN WITNESS WHEREOF and intending to be legally bound hereby, I have hereunto set my hand and seal this 27 day of July, 2005.



Signatures on File
_____________________________		_____________________
  	       Witness			Sandra J. Bricker


COMMONWEALTH OF PENNSYLVANIA	:
							:	SS.
COUNTY OF 					:

On this, the 27 day of July, 2005, before me, the undersigned officer, personally appeared sandra J. bricker
, who being duly sworn according to law, deposes and says that the foregoing Power of Attorney is his act and deed and that she desires the same to be recorded as such.

IN WITNESS WHEREOF, I hereunto set my hand and notarial seal the day and year aforesaid.

Lydia P. Cochran
_____________________________
Notary Public
My commission expires: October 10, 2005